Exhibit 6.12

ASSIGNMENT OF PROMOTIONAL INTEREST

(Multifamily REIT I)

This ASSIGNMENT OF PROMOTIONAL INTEREST (the “Assignment”), effective as of March 1, 2019 (the “Effective Date”) is made and entered into by and between Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), Cottonwood Alpha Mills H, LLC, a Delaware limited liability company (“Alpha Mills SPE”), Cottonwood Highland Park H, LLC, a Delaware limited liability company (“Highland Park SPE”), CW Westside H, LLC, a Delaware limited liability company (“Westside SPE”) and Cottonwood Communities Advisors Promote, LLC, a Delaware limited liability company ( “CCA Promote”). Terms not defined herein shall of the meanings given to them on Exhibit A hereto.

In consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. Alpha Mills SPE hereby assigns and transfers all of Alpha Mills SPE’s right to and interest in the Alpha Mills REIT I OP Promote to CROP. CROP hereby assumes all of Alpha Mills SPE’s right to and interest in the Alpha Mills REIT I OP Promote.

2. Highland Park SPE hereby assigns and transfers all of Highland Park SPE’s right to and interest in the Highland Park REIT I OP Promote to CROP. CROP hereby assumes all of Highland Park SPE’s right to and interest in the Highland Park REIT I OP Promote.

3. Westside SPE hereby assigns and transfers all of Westside SPE’s right to and interest in the Westside REIT I OP Promote to CROP. CROP hereby assumes all of Westside SPE’s right to and interest in the Westside REIT I OP Promote.

4. CROP hereby contributes and transfers all of CROP’s right to and interest in the Alpha Mills REIT I OP Promote, the Highland Park REIT I OP Promote and the Westside REIT I OP Promote to CCA Promote. CCA Promote hereby assumes all of CROP’s right to and interest in the Alpha Mills REIT I OP Promote, the Highland Park REIT I OP Promote and the Westside REIT I OP Promote.

5.    Alpha Mills SPE, Highland Park SPE, Westside SPE, CROP and CCA Promote each separately represents and warrants that it is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and it has the full right, power, and authority to enter into and perform the obligations of this Assignment.

6.    Alpha Mills SPE, Highland Park SPE, Westside SPE, CROP and CCA Promote each separately represents and warrants that the execution, delivery and performance of this Assignment will not conflict with or, with or without notice or the passage of time or both, result in a breach or default under any agreement to which it is a party or by which it is bound (including its organizational documents) or any applicable law, rule, regulation, ordinance, or code or any judgment, order, or decree of any court with jurisdiction.

7.    Alpha Mills SPE, Highland Park SPE, Westside SPE, CROP and CCA Promote each separately represents and warrants that its respective promotional interest in connection with this Assignment is in full force and effect, has not been terminated, previously transferred, assigned or encumbered and there are no defaults existing under the applicable agreements granting such promotional interest.

8.    Alpha Mills SPE, Highland Park SPE, Westside SPE, CROP and CCA Promote each separately represents and warrants that there is no litigation, arbitration, mediation, or other similar proceeding pending, or to its knowledge threatened, that affects or will affect its respective promotional interest or its ability to enter into this Assignment.

9.    This Assignment may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

10.    This Assignment shall be construed and enforced in accordance with the internal laws of the State of Utah without regard to conflict of law principles.

11.    All provisions of this Assignment shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and representatives of the parties hereto.

[Signatures on Following Pages]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

CROP: Cottonwood Residential O.P., LP, a Delaware limited partnership			CCA PROMOTE: Cottonwood Communities Advisors Promote, LLC, a Delaware limited liability company

By:	Cottonwood Residential II, Inc., a Maryland corporation, its general partner		By:	Cottonwood Capital Management, Inc., a Delaware corporation, its manager

	By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer

[Signature Page to Assignment of REIT I OP Promote]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

ALPHA MILLS SPE: Cottonwood Alpha Mills H, LLC, a Delaware limited liability company

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its sole member

	By:	Cottonwood Residential II, Inc., a Maryland corporation, its general partner

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer

MULTIFAMILY REIT I O.P., LP MEMBER CONSENT:

Pursuant to Section 9.2 of the Alpha Mills REIT I LLC Agreement, Cottonwood Multifamily REIT I, O.P., LP, a Delaware limited partnership, hereby consents to this Assignment.

MEMBER: Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT I GP, LLC, a Delaware limited liability company, its general partner

	By:	Cottonwood Multifamily REIT I, Inc., a Maryland corporation, its sole member

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Counsel

[Signature Page to Assignment of REIT I OP Promote]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

HIGHLAND PARK SPE: Cottonwood Highland Park H, LLC, a Delaware limited liability company

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its sole member

	By:	Cottonwood Residential II, Inc., a Maryland corporation, its general partner

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer

MULTIFAMILY REIT I O.P., LP MEMBER CONSENT:

Pursuant to Section 9.2 of the Highland Park REIT I LLC Agreement, Cottonwood Multifamily REIT I, O.P., LP, a Delaware limited partnership, company hereby consents to this Assignment.

MEMBER: Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT I GP, LLC, a Delaware limited liability company, its general partner

	By:	Cottonwood Multifamily REIT I, Inc., a Maryland corporation, its sole member

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Counsel

[Signature Page to Assignment of REIT I OP Promote]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

WESTSIDE SPE: Cottonwood Westside H, LLC, a Delaware limited liability company

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its sole member

	By:	Cottonwood Residential II, Inc., a Maryland corporation, its general partner

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Officer

MULTIFAMILY REIT I O.P., LP MEMBER CONSENT:

Pursuant to Section 9.2 of the Westside REIT I LLC Agreement, Cottonwood Multifamily REIT I, O.P., LP, a Delaware limited partnership, hereby consents to this Assignment.

MEMBER: Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT I GP, LLC, a Delaware limited liability company, its general partner

	By:	Cottonwood Multifamily REIT I, Inc., a Maryland corporation, its sole member

		By:	/s/ Gregg Christensen Gregg Christensen Chief Legal Counsel

[Signature Page to Assignment of REIT I OP Promote]

EXHIBIT A

DEFINITIONS

“Alpha Mills REIT I LLC Agreement” shall mean the Limited Liability Company Agreement of CW Alpha Mills JV, LLC, dated August 3, 2016, as amended.

“Alpha Mills REIT I OP Promote” shall mean the promotional interest of Cottonwood Residential (as defined in the Alpha Mills REIT I LLC Agreement) pursuant to Sections 4.1.1(c), 4.1.1(d), 5.1.2, 5.1.3, 5.2.3 and 5.2.4 of the Alpha Mills REIT I LLC Agreement.

“Highland Park REIT I LLC Agreement” shall mean the Limited Liability Company Agreement of CW Highland Park JV, LLC, dated August 3, 2016, as amended.

“Highland Park REIT I OP Promote” shall mean the promotional interest of Cottonwood Residential (as defined in the Highland Park REIT I LLC Agreement) pursuant to Sections 4.1.1(c), 4.1.1(d), 5.1.2, 5.1.3, 5.2.3 and 5.2.4 of the Highland Park REIT I LLC Agreement.

“Westside REIT I LLC Agreement” shall mean the Limited Liability Company Agreement of CW Westside JV, LLC, dated August 3, 2016, as amended.

“Westside REIT I OP Promote” shall mean the promotional interest of Cottonwood Residential (as defined in the Westside REIT I LLC Agreement) pursuant to Sections 4.1.1(c), 4.1.1(d), 5.1.2, 5.1.3, 5.2.3 and 5.2.4 of the Westside REIT I LLC Agreement.

EXHIBIT A